Exhibit 99.2

PRESS RELEASE

For Immediate Release

MGM GROWTH PROPERTIES OPERATING PARTNERSHIP LP ANNOUNCES PROPOSED PRIVATE OFFERING

Las Vegas, Nevada, January 22, 2019 — MGM Growth Properties Operating Partnership LP and MGP Finance Co-Issuer, Inc. (together, the “Issuers”), consolidated subsidiaries of MGM Growth Properties LLC (NYSE: MGP) (the “Company”), today announced that the Issuers propose to offer $500 million in aggregate principal amount of senior notes due 2027 (the “notes”).

The Issuers plan to use the proceeds of the offering (i) to repay revolver draws, which were primarily related to payments for acquisitions completed in 2018 or expected to be completed in early 2019 and (ii) to pay fees and expenses related to the offering.

The notes proposed to be offered will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States or to any U.S. persons absent registration under the Securities Act, or pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The notes will be offered only to “qualified institutional buyers” under Rule 144A of the Securities Act or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the notes, nor shall there be any offer, solicitation or sale of any notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Company gives no assurance that the proposed offering can be completed on any terms or at all.

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Statements in this release that are not historical facts are “forward-looking” statements and “safe harbor statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including those described in the Company’s public filings with the Securities and Exchange Commission. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Therefore, we caution you against relying on any of these forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include risks related to the Company’s ability to receive, or delays in obtaining, any regulatory approvals required to own its properties, or other delays or impediments to completing the Company’s planned acquisitions or projects; the ultimate timing and outcome of any planned acquisitions or projects; the Company’s ability to maintain its status as a REIT; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; the Company’s ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to the Company; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in the Company’s periodic reports filed with the Securities and Exchange Commission. In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

SOURCE MGM Growth Properties LLC

MGM GROWTH PROPERTIES LLC CONTACTS:
Investment Community	News Media
ANDY H. CHIEN	(702) 669-1480 or media@mgpreit.com
Chief Financial Officer MGM Growth Properties LLC
(702) 669-1470